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                                                                   Exhibit 10.43

           AMENDMENT NO. 3 TO RUST INTERCORPORATE SERVICES AGREEMENT


    This Amendment No. 3 (the "Amendment") to that certain Rust Intercorporate Services Agreement (the "Services Agreement") dated as of January 1, 1993 by and among WMX Technologies, Inc. (formerly known as Waste Management, Inc.) ("WMX"), Chemical Waste Management, Inc. ("CWM"), Wheelabrator Technologies Inc. ("WTI") and Rust International Inc. ("Rust" or the "Company"), all Delaware corporations, is made as of December 31, 1995 by and among WMX, CWM, WTI and Rust.


                                    RECITALS
                                    --------


    WHEREAS, WMX, CWM, WTI and Rust desire to amend the Services Agreement in order for WMX and its Subsidiaries to provide additional services in connection with the management of Rust Industrial Services Inc. ("RIS"), a wholly owned subsidiary of Rust, as set forth herein; and

    WHEREAS, WMX, CWM, WTI and Rust desire to alter the administrative arrangements which apply to the employee benefit and welfare plans (other than stock option plans) referred to in the Services Agreement to reflect organizational changes in Rust;

    NOW, THEREFORE, in consideration of the mutual promises herein set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:


                                   AGREEMENTS
                                   ----------

    1. RIS Services. Section 2(f) is added to the Services Agreement to read in its entirety as follows:

    "(f) RIS Services. WMX shall cause its Subsidiaries to operate and manage the business of RIS in a reasonable and prudent manner and in accordance with all applicable statutes, regulations, ordinances, rules, governmental consent agreements and orders, as well as such policies and procedures applicable to scaffolding services, industrial cleaning services, and utility services as may be adopted from time to time by Rust or RIS, subject to such exceptions or modifications thereto as Rust or RIS and WMX may from time to time agree upon. All capital and other expenditures incurred with respect to the business of RIS shall be for the account of RIS and shall be subject to approval by RIS in accordance with the procedures which shall be established by RIS. Notwithstanding the provisions of Section 9 of the Services Agreement, for providing such operation and management services to RIS, WMX and its Subsidiaries shall be allowed to allocate regional and corporate overhead to RIS on a basis no less favorable than the basis on which WMX and its Subsidiaries allocate such overhead to their other, wholly owned operating units."

    2. Employee Benefits and Benefit Services. Section 6 of the Services Agreement is hereby amended to read in its entirety as follows:

         "6. Employee Benefits and Payroll and Benefit Services by the Company. (a) Responsibility for Savings and Retirement Plan. With respect to the Wheelabrator-Rust Savings and Retirement Plan jointly sponsored by the Company and WTI, the Company shall be responsible for all claims incurred under such plan and all contributions required by the terms of such plan with respect
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    to employees of the Company or any of its Subsidiaries and WTI shall be responsible for all claims incurred under such plan and all contributions required by the terms of such plan with respect to employees of WTI or any of its Subsidiaries. If in the future WTI or any of its Subsidiaries establishes one or more savings and retirement plans for the benefit of its and its Subsidiaries' employees, the Company shall cause the trustees of the Savings and Retirement Plan to transfer to the trustees of such WTI retirement plan or plans cash, securities or other property, or a combination thereof, as determined by the Company, subject to approval by WTI (which shall not be unreasonably withheld), in an amount equal to the aggregate account balance of WTI's and its Subsidiaries' affected present or former employees (other than present or former employees of the Company or its Subsidiaries) as of the date of the transfer.

         "(b) Benefits Administration. WTI shall be solely responsible for the administration of employee benefit plans sponsored by WTI or any of its Subsidiaries ("WTI Plans"). However, if requested by WTI, WMX shall cause its Subsidiaries to provide to WTI and its Subsidiaries benefits administrative services with respect to such WTI Plans, including without limitation:

         (i)   record keeping;

         (ii)  employee enrollment and termination;

         (iii) claims and payout administration and processing;

         (iv)  ERISA and other legal and regulatory compliance;

         (v)   Internal Revenue Service reporting;

         (vi)  employee communication; and

         (vii) preparation of reports.

    Further, WMX agrees to cause its Subsidiaries to provide to WTI and its Subsidiaries such benefits administrative services with respect to the portion of any employee benefit plan sponsored by WMX or its Subsidiaries which benefits employees of WTI or its Subsidiaries. For any such services WTI shall pay to WMX or its Subsidiaries each calendar quarter during the term of this Agreement, within 30 days after being notified of the amount due, a quarterly fee equal to WTI's portion of WMX's costs and third party charges or expenses related to administration of such plans, which portion shall be the arithmetic average of the monthly percentages for the three months of such quarter of all employees of all participating employers eligible (or who would be eligible, but for the applicable waiting period) to participate as of the end of each such month in the plan who were present or former employees of WTI or its Subsidiaries as of the end of each month (other than present or former employees of WMX or its Subsidiaries).

         "(c) Separate Reports. To the extent legally required, benefits administrative services to be provided by the Company, WMX or their Subsidiaries shall be performed with respect to employees of WTI and its Subsidiaries as a group separate and apart from employees of the Company, WMX and their Subsidiaries. To the extent practicable, all reports pertaining to benefits and benefit and welfare programs shall also be prepared for employees of WTI and its Subsidiaries as a group separate and apart from the Company, WMX and their Subsidiaries.

         "(d) Review of Method of Allocation. Promptly after the end of each year ending after the Effective Date, WMX and WTI shall review the method set forth in Section 6(b) above for WTI's paying
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    charges, expenses or allocations and shall make such changes in such method as are necessary or appropriate to ensure that the charges, fees or allocations borne by WTI are proportionate to the services provided by WMX or its Subsidiaries to WTI pursuant to this Section 6."

    3. Other Provisions. Except as expressly set forth in this Amendment, all provisions of the Services Agreement in effect immediately prior to the execution and delivery of this Amendment shall remain in full force and effect in accordance with their terms.

    4. Choice of Law. This Amendment shall be interpreted and construed in accordance with the internal laws (and not the conflicts laws rules) of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                 RUST INTERNATIONAL INC.

                                 By:           /s/ Jan Stern Reed
                                      ----------------------------------------
                                 Name:   Jan Stern Reed
                                 Title:  Assistant Secretary


                                 WMX TECHNOLOGIES, INC.

                                 By:           /s/ Thomas A. Witt
                                      ----------------------------------------
                                 Name:   Thomas A. Witt
                                 Title:  Vice President


                                 CHEMICAL WASTE MANAGEMENT, INC.

                                 By:           /s/ Thomas A. Witt
                                      ----------------------------------------
                                 Name:   Thomas A. Witt
                                 Title:  Secretary


                                 WHEELABRATOR TECHNOLOGIES INC.

                                 By:           /s/ Herbert A. Getz
                                      ----------------------------------------
                                 Name:   Herbert A. Getz
                                 Title:  Secretary